EXHIBIT 4.2(b)

                    AMENDMENT NO. 2 dated as of August 3, 2004 (this "Amendment") to the LOAN AND SECURITY Agreement dated as of July 15, 2003, as amended by Amendment No. 1 dated as of November 4, 2003 (as the same may be further amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), by and among BELROSE CAPITAL FUND LLC, a Delaware limited liability company (the "Borrower"), the Lenders referred to therein, Merrill Lynch Mortgage Capital, Inc., a Delaware corporation, as agent (the "Agent"), and Merrill Lynch Capital Services, Inc., a Delaware corporation (the "Swap Provider").

                             INTRODUCTORY STATEMENT
                             ----------------------

     On July 15, 2003, the Borrower, the Lenders, the Agent and the Swap Provider entered into the Credit Agreement pursuant to which the Lenders made available to the Borrower a revolving credit facility in the aggregate principal amount of $57,000,000.

     On or about the date hereof the Borrower intends to make a capital contribution and/or a loan to Belrose Realty Corporation, a Delaware corporation and a subsidiary of the Borrower ("BRC"), which such capital contribution and/or loan proceeds will be used by BRC to make a capital contribution and/or a loan to Deerfield Property Trust, a real estate investment trust organized under the laws of the State of Maryland (the "JV") in which BRC owns 100% of the outstanding Class A common shares (representing 80% of the total outstanding common shares) and ProLogis ("ProLogis") owns 100% of the outstanding Class B common shares (representing 20% of the total outstanding common shares), which such capital contribution and/or loan proceeds will be used by the JV to make a capital contribution and/or a loan to ProLogis Six Rivers Limited Partnership, a Delaware limited partnership ("Six Rivers"), which such capital contribution and/or loan proceeds will be used by Six Rivers to acquire certain commercial real estate from Keystone Property Trust.

     In  order  to  make  the  necessary   funds   available  for  such  capital
contributions and/or loans the Borrower has requested that the Lenders temporarily increase the amount available under the revolving credit facility by $66,000,000 to an aggregate principal amount of $123,000,000.

     The Borrower has also requested and the Required Lenders have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Credit Agreement, as set forth herein.

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         Accordingly, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. AMENDMENTS. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as of the Effective Date (as defined in Section 4 hereof), as follows:

          (A) Article 1 of the Credit Agreement is hereby amended by amending and restating the following definitions in their entirety to read as follows:

          "`INTEREST RATE' shall mean a rate per annum of LIBOR, reset for each Interest Period, plus the Applicable Margin."

          "`MAXIMUM LOAN AMOUNT' shall mean $123,000,000; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) October 29, 2004, the "Maximum Loan Amount" shall mean $57,000,000."

          (B) Article 1 of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order to read as follows:

     "`APPLICABLE MARGIN' shall mean 0.38%; provided, however, that with respect to that portion, if any, of the outstanding principal amount of all Loans hereunder which exceeds $57,000,000, the term "Applicable Margin" shall mean 0.90%."

          "`JV' shall mean Deerfield Property Trust, a real estate investment trust organized under the laws of the State of Maryland."

          "`KEYSTONE DEBT FINANCING' shall have the meaning set forth in Section
     7.17 hereof."

          "`SIX RIVERS' shall mean ProLogis Six Rivers Limited Partnership, a Delaware limited partnership."

          (C) Section 2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "2.7 REPAYMENT AND TERMINATION. (a) The Borrower shall repay the outstanding principal amount of all Loans on the Maturity Date.

          (b) Upon the earlier to occur of (i) the  Keystone  Debt  Financing or
     (ii) October 29, 2004 the Borrower shall immediately prepay the outstanding principal amount of the Loans in excess of $57,000,000, so that, after

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     giving effect to such  prepayment,  the aggregate  principal  amount of the
     Loans outstanding will be equal to or less than $57,000,000."

          (D) Article 7 of the Credit Agreement is hereby amended by adding a new Section 7.17 at the end thereof to read as follows:

          "7.17 KEYSTONE DEBT FINANCING. The Borrower shall use its best efforts to cause the JV or Six Rivers to obtain and effectuate debt financing which complies with the requirements of Section 8.1(vi) with net proceeds in an amount equal to or greater than $66,000,000 (the "Keystone Debt Financing") prior to October 1, 2004. Upon the occurrence of the Keystone Debt Financing, all or a portion of the proceeds of the Keystone Debt Financing shall be used by the Borrower to prepay the Loans in accordance with
     Section 2.7(b). In the event the Borrower is unable to obtain and effectuate the Keystone Debt Financing (and make the corresponding prepayment required by Section 2.7(b)) by October 1, 2004, the Borrower shall provide the Agent with written notice thereof prior to October 1, 2004 and shall continue to use its best efforts to obtain and effectuate the Keystone Debt Financing by October 29, 2004."

          (E) The introductory sentence in Article 8 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Until this Agreement has terminated and all Obligations have been indefeasibly paid in full, the Borrower will not and it will not allow its subsidiaries (including, without limitation, BRC), and, at anytime prior to the prepayment of the Loans by the Borrower in accordance with Section 2.7(b), the JV or Six Rivers, to:"

          (F) Section 8.1 of the Credit Agreement is hereby amended by deleting the period which appears at the end of the first sentence thereof and adding the following in lieu thereof:

          ", (vi) Indebtedness of the JV or Six Rivers which will be used to prepay the outstanding principal amount of the Loans in excess of $57,000,000 immediately upon the incurrence of such Indebtedness, provided that such Indebtedness is without recourse to the Borrower and BRC except to the extent of a so-called "-bad boy" guaranty by the Borrower or BRC on terms and conditions consistent with the past practice of the Borrower and similar entities advised by the Investment Advisor or an Affiliate thereof and (vii) Indebtedness of BRC to the Borrower and the JV to BRC which will be used by BRC and the JV to make a capital contribution and/or a loan to the JV and Six Rivers, respectively."

          (G) Section 8.2 of the Credit Agreement is hereby amended by (1) deleting the "and" which immediately precedes the reference to "(vii)" and inserting a comma in lieu thereof and (2) deleting the period which appears at the end thereof and adding the following in lieu thereof:

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          "and  (viii)  Liens on assets of the JV or Six  Rivers in  respect  of
     Indebtedness permitted under Section 8.1(vi)."

          (H) Section 8.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "8.9 LIMITATION ON RESTRICTION ON SUBSIDIARY DIVIDENDS AND OTHER DISTRIBUTIONS, ECT. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of (1) BRC to (a) pay dividends or make any other interest or participation in its profits owned by the Borrower other than such restrictions as are set forth in BRC's certificates of incorporation or BRC's Certificate of Designation of Class A preferred stock, or pay any indebtedness owed to the Borrower,
     (b) make loans or advances to the Borrower, or (c) transfer any of its properties or assets to the Borrower and (2) at any time prior to the prepayment of the Loans by the Borrower in accordance with Section 2.7(b), the JV or Six Rivers to pay dividends, or pay any indebtedness owed to the JV by Six Rivers or to BRC by the JV."

          (I) Schedule 1.1 to the Credit Agreement is hereby amended by deleting the figure "$57,000,000" and inserting the figure "$123,000,000" in lieu thereof; provided, however, that as of the earlier to occur of (i) the prepayment of the Loans pursuant to Section 2.7(b) or (ii) October 29, 2004, the figure "123,000,000" shall be replaced with the figure "$57,000,000."

     SECTION 3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

     (A) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date); and

     (B) after giving effect to this Amendment, no Event of Default or Default will have occurred and be continuing on and as of the date hereof.

     SECTION 4. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the satisfaction in full of each of the conditions precedent set forth in this Section 4 (the date on which all such conditions have been satisfied being herein called the "Effective Date"):

     (A) the Agent shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of the Required Lenders and the Borrower;

     (B) the Agent shall have received a new Note (the "Replacement Note") duly executed on behalf of the Borrower in an aggregate principal amount of

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$123,000,000  to be  exchanged  for and  replace  the prior Note (the  "Original
Note")   delivered  by  the  Borrower  in  an  aggregate   principal  amount  of
$57,000,000;

     (C) the Borrower shall have received from the Agent the Original Note for cancellation;

     (D) the Agent shall have received the written opinion of counsel to the Borrower, dated the date hereof and addressed to the Agent, in form and substance satisfactory to counsel to the Agent;

     (E) the Agent shall have received such other documents as the Agent may reasonably request; and

     (F) all legal matters incident to this Amendment shall be satisfactory to counsel to the Agent.

     SECTION 5. EXPENSES. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower agrees to pay eighty (80%) of all reasonable expenses incurred by the Agent and the Lenders in connection with, or growing out of, the negotiation, preparation, execution and delivery of this Amendment and any other documentation contemplated hereby, including, but not limited to, the reasonable fees and disbursements of any counsel for the Agent and the Lenders.

SECTION 6. MISCELLANEOUS.

     (A) Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof.

     (B) The amendments herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any default which may occur or may have occurred under the Credit Agreement.

     (C) This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

     (D)  This Amendment shall constitute a Fundamental Document.

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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     IN WITNESS  WHEREOF,  the undersigned have caused this Amendment to be duly executed as of the date first written above.

                                           Borrower:

                                           BELROSE CAPITAL FUND LLC, as Borrower

                                           By: EATON VANCE MANAGEMENT,
                                               as Manager


                                           By:  /s/ William R. Cross
                                                -----------------------------
                                           Name:    William R. Cross
                                           Title:   Vice President
                                           Address: The Eaton Vance Building
                                                    255 State Street
                                                    Boston, Massachusetts 02109
                                           Telephone No.:   (617) 482-8260
                                           Telecopier No.:  (617) 482 3836

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                                           Lenders:

                                           MERRILL LYNCH MORTGAGE CAPITAL, INC.,
                                           individually and as Agent


                                           By:  /s/ Joshua A. Green
                                                -------------------------------
                                           Name:    Joshua A. Green
                                           Title:   Vice President
                                           Address: 4 World Financial Center
                                                    10th Floor
                                                    New York, New York 10080
                                           Telephone No.:   (212) 449-7330
                                           Telecopier No.:  (212) 449-6673

                                           Swap Provider:

                                           MERRILL LYNCH CAPITAL SERVICES, INC.,
                                           as Swap Provider

                                           By:  /s/ Richard Zaleski
                                                -------------------------------
                                           Name:    Richard Zaleski
                                           Address: 4 World Financial Center
                                                    12th Floor
                                                    New York, New York 10080
                                           Telephone No.:   (212) 449-8169
                                           Telecopier No.:  (212) 449-6993